Consent of Independent Registered Public Accounting Firm

The Board of Directors
American National Insurance Company:

We consent to the use of our reports included herein with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of American National Insurance Company and subsidiaries as of December 31, 2010 and 2009, and related supplementary schedules for each of the years in the three-year period ended December 31, 2010 and the financial statements and related financial highlights of American National Variable Life Separate Account as of December 31, 2010 for each of the periods indicated herein and to the reference to our firm under the heading “Experts” in the Statement of Additional Information in connection with registration on Form N-6. Our report on the consolidated financial statements of American National Insurance Company and subsidiaries refers to a change in the method of accounting for other-than-temporary impairments of debt securities as of April 1, 2009 due to the adoption of new FASB guidance.

/s/ KPMG LLP

Houston, Texas
April 29, 2011